Exhibit 2.6

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization made this date by and between China Voice Holding Corp., a New York Corporation ("PARENT"), Dial-Tone Acquisition Corp., a wholly-owned subsidiary of Parent and a Florida Corporation ("MERGER SUB"), Dial-Tone Communication, Inc., a Florida Corporation ("DTC"), and Abdul Kalejaiye ("Shareholder"), Parent, Merger Sub, DTC, and Shareholder are referred to collectively herein as the "Parties."

                                    PREAMBLE

The respective Boards of Directors of Parent, Merger Sub and DTC are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of DTC by Parent pursuant to the merger of Merger Sub with and into DTC. At the effective time of such merger, the outstanding shares of the capital stock of DTC shall be converted into the right to receive the cash, promissory note and the shares of the common stock of Parent, as provided below. As a result, Stockholder of DTC shall become a stockholder of Parent and DTC shall continue to conduct it's business and operations of DTC as a wholly owned subsidiary of Parent. The transactions described in this Agreement are subject to the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

         ARTICLE 1. TRANSACTIONS AND TERMS OF MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section l.2) and subject to and upon the terms and conditions of this Agreement, Merger Sub shall be merged with and into DTC (the "MERGER"). As a result of the merger, the separate corporate existence of Merger Sub shall cease and DTC shall continue as the surviving corporation (sometimes hereinafter referred to as the "SURVIVING CORPORATION") of the Merger as a wholly owned Subsidiary of Parent under the corporate name it possesses immediately prior to the Effective Time and shall succeed to and assume all of the rights and obligations of Merger Sub in accordance with the laws of Florida. The Merger shall be consummated pursuant to the terms of this Agreement and the Plan of Merger, which has been approved and adopted by the respective Boards of Directors of Parent and DTC and by the Stockholder.

         1.2 CLOSING; EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of States of Florida in accordance with the relevant provisions of the Florida Business Corporation Act (FBCA). The time of such filing (or such later time as may be agreed in writing by DTC and the Parent) being the "EFFECTIVE TIME" as soon as practicable on or after the Closing Date (as herein defined).


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The  closing of the Merger (the  "CLOSING")  shall take place no later than July
19, 2007, at the offices of Parent, 327 Plaza Real - Suite 327, Boca Raton, Florida 33432, or at such time, date and location as may be mutually agreed by the Parties (the "CLOSING DATE").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the (FBCA).. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of DTC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of DTC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 ARTICLES OF INCORPORATION; BYLAWS. At the Effective Time, the Articles of Incorporation of DTC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed. The Bylaws of DTC, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until duly amended or repealed.

         1.5 DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and DTC prior to the Effective Time of Merger, the directors and officers of Merger Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the initial directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         1.6 CONVERSION OF SHARES. Subject to the provisions of this Section 1.6, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, DTC, Shareholder or the stockholders or members of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a)  Each  share  of  capital   stock  of  Parent  issued  and
         outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) All shares of DTC common stock (the "DTC Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of DTC Common Stock to be canceled pursuant to Section
         ARTICLE 1.4.1(c) below, will be canceled and extinguished and automatically converted into the right to receive:

                           (i) a cash  payment  at  Closing  equal  to the  cash
                  balance of DTC plus the excess of accounts receivable and inventory over accounts payable of DTC. Abdul Kalejaiye represents that the Inventory amount is $12,220.33, the Accounts Receivable amount is $52,696.00 and the Accounts Payable and total liabilities amount is $17,415.07. The net amount due Abdul Kalejaiye is $47,501.26. Upon the execution of this document, the Parent will pay Abdul Kalejaiye $27,501.26 and provide a Promissory Note for $20,000.00 payable; $10,000.00 on or before August 19, 2007 and $10,000,00 less any adjustments found that differ from the numbers represented in this Section above on or before September 19, 2007.



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                           (ii)  A  Promissory  Note  of  Parent,  delivered  at
                  Closing (the "MERGER NOTE") in the original principal amount of Twenty Thousand dollars ($20,000.00), bearing interest at the rate of 8.0% per year with all principal and accrued interest becoming due on September 19, 2007. The Merger Note will be secured by all of the outstanding stock of the Surviving Corporation held by Parent.

                           (iii) 450,000 shares of the  restricted  common stock
                  of Parent issued to Stockholder within 10 days from Closing (the "Merger Stock").

                  (c) CANCELLATION OF DTC OWNED STOCK. Each share of DTC Common Stock held by DTC or any direct or indirect wholly-owned subsidiary of DTC immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (d) ADJUSTMENTS TO CONVERSION. The conversion rights of the Shareholder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

                  (e) FRACTIONAL SHARES. No fractional shares of Parent Common Stock will be issued in connection with the Merger.

         1.7 EARN-OUT.

                  (a) EARN-OUT SHARES. Parent shall pursuant to the terms hereof pay an additional distribution (each an "EARN-OUT" ) in Parent common stock as consideration in addition to that set forth in Section 1.6 above. to the Shareholder. No Earn-Out is subject to increase to make up for any reduction or forfeiture of any other Earn-Out. The Shareholder may not assign its right to receive the Earn-Out shares pursuant to this Section 1.l(a).

                  (b) NUMBER OF EARN-OUT SHARES. Each Earn-out amount is equal to 200,000 shares of Parent common stock and will be payable when Abdul Kalejaiye has elevated the monthly sales of Dial-Tone Communication, Inc. to $200,000.00 minimum, less the discount, per month and has maintained this minimum for 3 consecutive months. This minimum must be achieved within 6 months from Closing or these Earn-out shares shall be forfeited. Additional performance-based shares shall be made available to Abdul Kalejaiye upon achieving this Earn-out goal. Performance criteria shall be negotiated in good faith.

                  (c) SHAREHOLDER REPRESENTATIVE. The Shareholder hereby appoints Shareholder, his agents and attorneys-in-fact, as the Shareholder Representative for and on behalf of Shareholder, to give and receive notices and communications relative to all matters pursuant to this Section 1.7(d), to authorize payment from Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, and to take all other actions that are either (i) necessary or



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         appropriate in the judgment of the Shareholder  Representative  for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Shareholder from time to time upon not less than thirty (30) days prior written notice to Parent.

         1.8 EXCHANGE AGENT. Parent shall act as exchange agent for the Merger (the "EXCHANGE AGENT").

         1.9 PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall supply, or shall cause to be supplied, for exchange in accordance with this Section 1.9, certificates evidencing the Parent Common Stock issuable pursuant to Section 1.6(b)(iii) in exchange for outstanding shares of DTC Common Stock.

         1.10 EXCHANGE PROCEDURES. In addition to delivery of the Merger Cash and the Merger Note at the Closing, Parent shall deliver to Shareholder a certificate evidencing the Merger stock upon surrender of a certificate for cancellation of Shareholder's DTC common stock to Parent.

         1.11 REQUIRED WITHHOLDING. The Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of DTC Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         1.12 NO  LIABILITY.  Notwithstanding  anything to the  contrary in this
Section 1. 12, neither Parent, Merger Sub, Shareholder nor DTC shall be liable to any holder of shares of DTC Common Stock, Parent Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.13 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of DTC Common Stock as may be required pursuant to this Agreement; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.14 NO FURTHER OWNERSHIP RIGHTS IN DTC COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of DTC Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of DTC Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of DTC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective



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Time,  certificates  are presented to the Surviving  Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.14.

         1.15 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the DTC or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the DTC, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the DTC, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

         1.16 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

         1.17 RESTRICTED STOCK.

                  (a) SECURITIES LAW COMPLIANCE; LEGENDING OF CERTIFICATES. The shares of Parent Common Stock to be issued in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof or Regulation D promulgated thereunder, and Parent is relying on the representations of DTC and the Shareholder with respect to such exemption. There will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

         "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may riot be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available."

         The foregoing legend will also be placed on any certificate representing securities issued subsequent to the original issuance of the Parent Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Parent Common Stock issued pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom.

                  (b)  ADDITIONAL  RESTRICTIONS.   Shareholder  agrees  that  no
         securities shall be sold in the public market for Thirty-Six (36) months after the Closing Date, without the consent of Parent. However, to the extent that other officers or directors, or entities controlled by other officers or directors of Parent or Parent's subsidiaries have been permitted to sell Parent securities, the Shareholder shall be



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

         permitted to sell up to the same amount of its Parent Common Stock. Thus, for example, if any of the officers or directors is selling 500,000 shares, Shareholder may sell up to 500,000 of its shares. If the selling officer or director is selling his shares pursuant to Rule 144, then the Shareholder may not sell publicly until it first has satisfied the applicable Rule 144 holding period and other requirements. If the shares to be sold by the other selling officer or director are sold pursuant to a Registration Statement filed with the Securities & Exchange Commission, Shareholder shall be entitled to have its shares registered for resale under the Registration Statement.

         ARTICLE 2. DTC DELIVERIES

         2.1 ACCOUNTS RECEIVABLE, INVENTORY, ETC. Within five (5) days after the execution of this Agreement and again on the Closing Date, DTC shall deliver to Parent the following:

                  (a) list of all DTC accounts receivable, notes receivable, cash balances, deposits;

                  (b) a list of all DTC inventory;

                  (c) a list of all DTC fixed assets and any other real and company assets;

                  (d) a list of all DTC intellectual property, tradenames and trademarks and any other intangible property;

                  (e) a list of all DTC accounts payable and other liabilities and contingent liabilities;

                  (f) a list of all DTC employees and the current compensation of each employee, all fringe benefits provided for each employee and all employee benefit plans.

         2.2 DISCLOSURE LETTER. In each instance, the delivery of the documents shall be accompanied by a certification ("Disclosure Letter") of DTC that the documents or information are true, correct and complete in all material respects, subject to the following:

                  (a) the documents and information will be subject to change based on the ordinary course of DTC's business up and until the Effective Time;

                  (b) at closing any variance causing a reduction in DTC net current assets of more than $2,000.00 for the amounts provided pursuant to 2.1 (a), (b), and (c) shall be paid to Parent by Shareholder immediately upon notice to Shareholder.

                  (c) the Disclosure Letter will be updated prior to Closing.

         ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF DTC

         DTC hereby represents and warrants to Parent as follows:



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         3.1  ORGANIZATION,  STANDING,  AND  POWER.  DTC is a  corporation  duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. DTC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the
aggregate,   a  DTC  material   adverse  effect.   The  minute  book  and  other
organizational documents for DTC have been made available to Parent for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all
amendments   thereto  and  all   proceedings  of  the  Board  of  Directors  and
stockholders thereof.

         3.2 AUTHORITY OF DTC; NO BREACH BY AGREEMENT.

                  (a) DTC has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly approved by the DTC Board of Directors, as required by applicable law and the DTC Board of Directors has, as of the date of this Agreement, determined (i) that the Merger is advisable and fair to, and in the best interests of DTC and its shareholder and (ii) to recommend that the shareholder of DTC approve and adopt this Agreement and approve the Merger. The Shareholder, as the sole shareholder of DTC has adopted this Agreement and approved the Merger.

         This Agreement is, or when executed and delivered by the DTC, represents a legal, valid, and binding obligation of DTC, enforceable against DTC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by DTC, nor the consummation by DTC of the transactions contemplated hereby, nor compliance by DTC with any of the provisions hereof, will
         (i) conflict with or result in a breach of any provision of DTC'S Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any DTC Subsidiary or any resolution adopted by the board of directors or the stockholders of DTC, or (ii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any asset of DTC under, any contract or permit of DTC, where such default or lien, or any failure to obtain such consent, is reasonably likely to have, individually or in the aggregate, a DTC material adverse effect, or,
         (iii) constitute or result in a default under, or require any consent pursuant to, any law or order applicable to DTC or any of its material assets.



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                  (c) DTC is not or will not be  required  to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the contemplated transactions.

         3.3 CAPITAL STOCK.

                  (a) The authorized capital stock of DTC consists of (i) 1,000,000 shares of DTC Common Stock, all of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of DTC Capital Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA None of the outstanding shares of DTC capital stock has been issued in violation of any preemptive rights of the current or past stockholders of DTC.

                  (b) Except as set forth in Section 3.3(a) above, there are no shares of capital stock or other equity securities of DTC outstanding and no outstanding equity rights relating to the capital stock or equity securities of DTC.

         3.4 DTC SUBSIDIARIES. DTC has no Subsidiaries.

         3.5  DISCLOSURE  LETTER.  Subject  to the  qualifications  set forth in
Section 2.2 above, the information provided in the Disclosure Letter is true and correct in all material respects.

         3.6 COMPLIANCE WITH LAWS. DTC has in effect all permits necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those permits the absence of which are not reasonably likely to have, individually or in the aggregate, a DTC material adverse effect, and there has occurred no default under any such permit, other than defaults which are not reasonably likely to have, individually or in the aggregate, a DTC material adverse effect:

                  (a) is not in default under any of the provisions of its Articles of incorporation or Bylaws (or other governing instruments);

                  (b) is not in default under any laws, orders, or permits applicable to its business or employees conducting its business, except for defaults which are not reasonably likely to have, individually or in the aggregate, a DTC material adverse effect; or

                  (c) has not received any  notification or  communication  from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof (i) asserting that DTC is not in compliance with any of the laws or orders which such governmental authority or regulatory authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a DTC material adverse effect, (ii) threatening to revoke any permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a DTC material adverse effect, or (iii) requiring DTC to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.



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         Copies  of all  material  reports,  correspondence,  notices  and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a regulatory authority will be made available to Parent.

         3.7 LEGAL PROCEEDINGS. There is no litigation instituted or pending, or, to the knowledge of DTC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against DTC, or against any director, employee or employee benefit plan of DTC, or against any asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a DTC material adverse effect, nor are there any orders of any regulatory authorities, other governmental authorities, or arbitrators outstanding against DTC, that are reasonably likely to have, individually or in the aggregate, a DTC material adverse effect. DTC is not involved in or, to the knowledge of DTC, reasonably anticipates any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, representatives or independent contractors (or any current or former employees of any of the foregoing persons).

         3.8 TAX AND REGULATORY MATTERS. Neither DTC nor any affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 6.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such
Section 6.1(b).

         3.9 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by DTC pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

         Merger Sub and Parent, jointly and severally, hereby represent and warrant to DTC and Shareholder as follows:

         4.1 ORGANIZATION, STANDING, AND POWER. Each of Merger Sub and Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of Merger Sub and Parent has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted. Each of Merger Sub and Parent is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of, each of Merger Sub and Parent or it's respective subsidiaries taken as a whole.

         4.2 AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Each of Merger Sub and Parent has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of Merger Sub and Parent. This Agreement represents a legal, valid, and binding obligation of Merger Sub and Parent, enforceable against each of Merger Sub and Parent in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors` rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by each of Merger Sub and Parent, nor the consummation by each of Merger Sub and Parent of the transactions contemplated hereby, nor compliance by each of Merger Sub and Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of each of Merger Sub and Parent's Certificate of Incorporation or Bylaws, or
         (ii) constitute or result in a default under, or require any Consent pursuant to, or result in the creation of any Lien on any asset of any of Merger Sub, Parent or any subsidiary or controlled entity of Parent ("Parent Entity") under, any contract or permit of any of Merger Sub, Parent or Parent Entity, where such default or lien, or any failure to obtain such consent, is reasonably likely to have, individually or in the aggregate, a Merger Sub or Parent material adverse effect, constitute or result in a default under, or require any consent pursuant to, any law or order applicable to any Parent Entity or any of their respective material assets.

                  (c) Other than such consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Merger Sub or Parent material adverse effect, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by each of Merger Sub and Parent of the Merger and the other transactions contemplated in this Agreement.

         4.3 CAPITALIZATION OF MERGER SUB AND PARENT.

                  (a) The authorized capital stock of Parent consists of two hundred million (200,000,000) shares of common stock, $.001 par value per share of which One Hundred Four Million Sixty-Seven Thousand Six Hundred Seventy-Nine (104,067,679) shares were issued and outstanding as of May 31, 2007 and ten million (10,000,000) shares of preferred stock, $.001 par value per share, of which Three Thousand Four Hundred Seventy-Two (3,472) shares are issued and outstanding as May 31, 2007.

                  (b) The authorized capital stock of Merger Sub consists of 1,000,000 shares of common stock, $.001 par value per share of which 1,000 shares will be issued and outstanding as of the Closing Date.

         4.4 SEC FILINGS, FINANCIAL STATEMENTS.

                  (a) Parent has timely filed and made available to DTC all SEC Documents required to be filed by Parent, if any, including any reports or documents published on the Pink Sheets website (the "Parent SEC Reports") . The Parent SEC Reports (i) at the time filed or published, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

                  (b) Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent SEC Reports, filed or published after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed or published prior to the date of this Agreement, there have been no events, changes or occurrences (whether or not covered by insurance) which have had, or are reasonably likely to have, individually or in the aggregate, a Parent or Merger Sub material adverse effect.

         4.6 TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Parent Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Parent material adverse effect, and all Tax Returns filed are complete and accurate in all material respects to the Knowledge of Parent. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Parent material adverse effect, except as reserved against in the Parent Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded litigation have been paid.

                  (b) None of the Parent Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any taxes due or to become due for any of the Parent Entities for the period or periods through and including the date of the respective Parent Financial Statements that has been made and is reflected on such Parent Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of the Parent Entities have been provided for in accordance with GAAP.

                  (e) None of the Parent Entities is a party to any Tax allocation or sharing agreement and none of the Parent Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) has any Liability for Taxes of any Person (other than Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

         4.7 COMPLIANCE WITH LAWS. Each Parent Entity has in effect all permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Parent material adverse effect, and there has occurred no default under any such permit, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Parent material adverse effect. None of the Parent Entities:

                  (a) is in default under its Certificate of Incorporation or Bylaws (or other governing instruments); or

                  (b) is in default under any laws, orders or permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Parent material adverse effect; or

                  (c) has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof (i) asserting that any Parent Entity is not in compliance with any of the Laws or Orders which such governmental authority or regulatory authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Parent material adverse effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Parent material adverse effect, or
         (iii) requiring any Parent Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Hoard resolution or similar undertaking, which restricts materially the conduct of its business.

         4.8 LEGAL PROCEEDINGS. There is no litigation instituted or pending, or, to the knowledge of Parent, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Parent Entity, or against any director, employee or employee benefit plan of any Parent Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Parent material adverse effect, nor are there any Orders of any regulatory authorities, other governmental authorities, or arbitrators outstanding against any Parent Entity, that are reasonably likely to have, individually or in the aggregate, a Parent material adverse effect.

         4.9 REPORTS. Since the date of organization, each Parent Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with regulatory authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Parent material adverse effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4.10 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Parent Entity or any Affiliate thereof to DTC pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Parent Entity or any affiliate thereof is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         4.11 AUTHORITY OF MERGER SUB. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida as a wholly owned Subsidiary of Parent. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by Parent free and clear of any lien. Merger Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Sub. This Agreement represents a legal, valid, and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Parent, as the sole stockholder of Merger Sub, has voted prior to the Effective Time the shares of Merger Sub Common Stock in favor of adoption approval of this Agreement, as and to the extent required by applicable Law.

         4.12 ACCOUNTING, TAX AND REGULATORY MATTERS. No Parent Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of regulatory authorities referred to in Section 6.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section 6.1(b).

         ARTICLE 5. CONDUCT OF BUSINESS PENDING CONSUMMATION AND OTHER COVENANTS

         5.1 AFFIRMATIVE COVENANTS OF DTC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Parent shall have been obtained, and except as otherwise expressly contemplated herein, DTC shall (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 6.1(b) or 6.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         5.2 NEGATIVE COVENANTS OF DTC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Parent shall have been obtained, and except as otherwise expressly contemplated herein, DTC covenants and agrees that it will not do or agree or commit to do any of the following:

                  (a) amend the Articles of Incorporation, Bylaws or other governing instruments of DTC, or

                  (b) except as may be incurred in the ordinary course of business or to fund operations, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or impose, or suffer the imposition, on any Asset of DTC of any Lien or permit any such Lien to exist without prior written consent of the Parent; or

                  (c) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of DTC Capital Stock or any other equity right; or

                  (d) adjust, split, combine or reclassify any capital stock of DTC or issue or authorize the issuance of any other securities in respect of or in substitution for shares of DTC Capital Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $10,000 other than in the ordinary course of business for reasonable and adequate consideration, or transfer or license to any Person other than DTC or otherwise extend, amend or modify in any material respect any rights to material Intellectual Property other than in the ordinary course of business (including changing any domain names or failing to renew existing domain name registrations on a timely basis), or enter into grants to future Intellectual Property rights, other than as may be required by applicable Law; or

                  (e) purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned DTC Subsidiary, or otherwise acquire direct or indirect control over any Person; or

                  (f) enter into or amend any employment contract between DTC and any Person (except for any such amendment as is required by law) that DTC does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time; or

                  (g) adopt any new employee benefit plan or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of DTC other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice; or

                  (h) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or GAAP as concurred to by Parent's independent auditors; or

                  (i) commence any litigation other than in accordance with past practice, or settle any litigation involving any Liability of DTC for money damages or restrictions upon the operations of DTC; or

                  (j) except in the ordinary course of business, enter into, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims.

         5.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a DTC material adverse effect or a Parent material adverse effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         5.4 REGULATORY FILINGS; REQUIRED CONSENTS. The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all consents of all regulatory authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). Each Parry shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to the other Party which appears in any filing made with, or written materials submitted to, any regulatory authority or other Person in connection with the transactions contemplated by this Agreement and will promptly notify each other of any communication with any regulatory authority or other Person and provide the other Party with an opportunity to participate in any meetings with a regulatory authority or other Person relating thereto; provided, that nothing contained herein shall be deemed to provide either Party with a right to review any information provided to any regulatory authority on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all regulatory authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. To the extent permitted by Law, the Parties shall deliver to each other copies of all filings, correspondence and orders to and from all regulatory authorities in connection with the transactions contemplated hereby. Each Party also shall promptly advise the other upon receiving any communication from any regulatory authority whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

         5.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in ARTICLE 6; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         5.6 INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time and subject to applicable Laws relating to the exchange of information, each Parry shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties and of its financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Parry.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                  (c) DTC shall  use its  reasonable  efforts  to  exercise  its rights, and shall not waive any rights, under confidentiality agreements entered into with Persons who were considering an acquisition proposal with respect to DTC to preserve the confidentiality of the information relating to DTC provided to such Persons and their Affiliates and Representatives.

                  (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a DTC material adverse effect or a Parent material adverse effect, as applicable.

         5.7 PRESS RELEASES. Prior to the Effective Time, DTC and Parent shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 5.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         5.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, neither DTC nor any Affiliate thereof nor any Representatives thereof shall directly or indirectly solicit any acquisition proposal by any Person. Neither DTC nor any Affiliate or Representative thereof shall famish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any acquisition proposal, but DTC may communicate information about such an acquisition proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. DTC shall promptly advise Parent following the receipt of any acquisition proposal and the details thereof, and advise Parent of any developments with respect to such acquisition proposal promptly upon the occurrence thereof. DTC shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

         5.9 TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         5.10 CHARTER PROVISIONS. DTC shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of DTC or restrict or impair the ability of Parent or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of DTC that may be directly or indirectly acquired or controlled by them.

         5.11 EMPLOYEE BENEFITS AND CONTRACTS. Parent will enter into employment agreements with Shareholder and other mutually agreed to key employees of DTC on such terms and conditions to be mutually agreed prior to the Closing. In the case of Shareholder, the employment agreement shall contain a non-compete clause for three years covering the state of California, a prohibition on contacting customers of DTC or Phone House, Inc. if not employed by DTC, and a requirement of full time work.

         5.12 INDEMNIFICATION.

                  (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of DTC and its subsidiaries as provided in their respective articles of organization or by-laws (or comparable organizational documents) and any indemnification agreements of DTC (as each is in effect on the date hereof), the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to honor all such rights.

                  (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, or Parent otherwise dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.12.

         ARTICLE 6. CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 8.5:

                  (a) REGULATORY APPROVALS. All Consents of filings and registrations with, and notifications to, 0 regulatory authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any regulatory authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Parent would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

                  (b) CONSENTS AND APPROVALS. DTC shall have obtained any and all other Consents required for consummation of the Merger (other than those referred to in Section 0) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a DTC material adverse effect or a Parent material adverse effect. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Parent would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

                  (c) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         6.2 CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to Section 8.5(a):

                  (a)  REPRESENTATIONS  AND  WARRANTIES.  For  purposes  of this
         Section 6.2(a), the accuracy of the representations and warranties of DTC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specked date shall speak only as of such date). The representations and warranties of DTC shall be true and correct in all material respects.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of DTC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) CERTIFICATES. DTC shall have delivered to Parent (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 6.1 as relates to DTC and in Section 6.2(a) and 6.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by DTC'S Board of
         Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Parent and its counsel shall request.

                  (d) ADDITIONAL CONDITIONS. DTC and the Shareholder will, from and after the Closing Date:

                           (i) Cooperate  with Parent and Merger Sub to preserve
                  intact DTC's personnel and to keep available the services of all of its employees, agents, independent contractors, and consultants commensurate with DTC's business requirements.

                           (ii) Cooperate with Parent and Merger Sub to preserve
                  intact the present customers of DTC and the goodwill of all customers and others with respect to the business.

                           (iii) Agree to not, for a period of three (3) years from the Closing Date, on their own behalf or on behalf of all other entity, hire, solicit, or seek to hire, any employee of Parent or its Affiliates or in any other manner attempt directly or indirectly to influence, induce or encourage any employee of Parent or its Affiliates to leave the employment of Parent or its Affiliates.

                           (iv) Agree that after the Closing Date, they will not, and will use their best efforts to cause their employees, agents and Affiliates to not, except as expressly requested by Parent or otherwise required to carry out the provisions of this Agreement:

                                    (A)   Provide   technical   information   or
                           assistance relating to DTC to any person or organization other than Parent or persons authorized by Parent to receive such information or assistance.

                                    (B) Assist any other person or  organization
                           in engaging in the design, development, engineering or sale of goods or services competing with the business of Parent at any time within three years of the date hereof.

                                    (C) Directly or indirectly  reveal to anyone
                           or utilize in any the confidential information of Parent except as required by this Agreement or as expressly requested by Parent.

                  (e) GUARANTEE OF DTC and Shareholder. As a guarantee of DTC's and the Shareholder's covenants pursuant to Section 6.2(d) above

         ("Additional Covenants"), DTC and Shareholder agree to forfeit the Contingent Consideration not yet received in the event that DTC or the Shareholder materially breach the Additional Covenants.

         6.3 CONDITIONS TO OBLIGATIONS OF DTC. The obligations of DTC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by DTC pursuant to Section 8.5(b):

                  (a)  REPRESENTATIONS  AND  WARRANTIES.  For  purposes  of this
         Section 6.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).  The  representations  and  warranties  of  Parent  set forth in
         Section 4 shall be true and correct in all material respects.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Parent to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) CERTIFICATES. Parent shall have delivered to DTC (i) a certificate, dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and its Chief Financial Officer, to the effect that the conditions set forth in Section 6.1 as relates to Parent and in Sections 6.3(a) and 6.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Parent's Board of Directors and Merger Sub's Board of Directors and sole stockholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as DTC and its counsel shall request.

                  (d) EMPLOYMENT  AGREEMENTS.  The Surviving  Corporation  shall
         enter  into  an  employment   agreement   with   Shareholder  on  terms
         satisfactory to Shareholder

         ARTICLE 7. TERMINATION

         7.1 TERMINATION.

         Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

                  (a) By mutual consent of Parent and DTC; or

                  (b) By either Party (provided that the terminating Parry is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a DTC material adverse effect or a Parent material adverse effect, as applicable, on the breaching Party; or

                  (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any consent of any regulatory authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

                  (e) By either Party in the event that the Merger shall not have been consummated by July 31, 2007, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 7.1(e); or

                  (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 7.1(e).

         7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 above, this Agreement shall become void and have no effect, except that (i) the provisions of this
Section 7.2, Article 8, and Section 5.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 7.1(b), 7.1(c), or 7.1(f), shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         ARTICLE 8. GENERAL PROVISIONS

         8.1 EXPENSES.

                  (a) Except as otherwise provided in this Section 8.1, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. For planning purposes, DTC shall, within 30 days from the date hereof provide Parent with its estimated budget of transaction-related expenses reasonably anticipated to be payable by DTC in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. DTC shall promptly notify Parent if or when it determines that it will expect to exceed its budget. Promptly after the execution of this Agreement, DTC shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. DTC shall accrue and/or pay all of such amounts promptly thereafter.

                  (b) Nothing contained in this Section 8.1 shall constitute or shall be deemed to constitute liquidated damages for any breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         8.2 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by DTC or any Affiliate or by Parent, each of DTC and Parent, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         8.3 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 5.12.

         8.4 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parries upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of DTC Capital Stock, there shall be made no amendment that reduces or modified in any material respect the consideration to be received by holders of DTC Capital Stock pursuant to the California Corporations Code requires further approval by such stockholders without the further approval of such stockholders.

         8.5 WAIVERS.

                  (a) Prior to or at the Effective Time, Parent, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by DTC, to waive or extend the time for the compliance or fulfillment by DTC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

                  (b) Prior to or at the Effective Time, DTC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent, to waive or extend the time for the compliance or fulfillment by Parent of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of DTC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of DTC.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         8.6 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         8.7 NOTICES. All notices or other communications hereunder must be given in writing and either (i) delivered in person, (ii) transmitted by facsimile telecommunication, provided that any notice so given is also mailed as provided for herein, (iii) delivered by Federal Express or similar commercial delivery service, or (iv) mailed by certified mail, postage prepaid, return receipt requested, as follows:

       If to the Shareholder and the DTC:      17806 S. Pioneer Blvd., #106
                                               Artesia, California 90701
                                               Facsimile number: (562) 860-3808

       If to the Parent or Merger Sub:         327 Plaza Real - Suite 319
                                               Boca Raton, Florida 33432
                                               Facsimile number: (561) 394-2906

or to such other address or facsimile number as the Shareholder, the DTC, the Parent or Parent Subsidiary shall have designated to the other by tike notice. Each such notice or other communication shall be effective (i) if given by facsimile telecommunication, when transmitted, (ii) if given by mail, five (5) business days after such communication is deposited in the mail and addressed as aforesaid, (iii) if given by Federal Express or similar commercial delivery service, one (1) business day after such communication is deposited with such service and addressed as aforesaid, and (iv) if given by any other means, when actually delivered at such address.

         8.8 DISPUTES. If a dispute arises concerning this agreement or the sale, the Shareholder and Parent will try in good faith to settle it through mediation conducted by a mediator to be mutually selected. The Shareholder and Parent will share the cost of the mediator equally. The Shareholder and Parent will cooperate fully with the mediator and will attempt to reach a mutually satisfactory resolution of the dispute. If the dispute is not resolved within 60 days after it is referred to the mediator, The Shareholder and Parent agree that the dispute will be arbitrated by an arbitrator to be mutually selected. Arbitration will be conducted pursuant to the American Arbitration Association rules for commercial disputes. Each party shall have the right to take up to three depositions in connection with any arbitration. The parties agree that the arbitrator shall render a written opinion which shall include findings of fact and conclusions of law and that, on a petition to confirm or vacate the arbitration award, the court shall vacate the award in addition to other grounds provided by statute applicable to arbitrations if the court determines that a question of law was determined erroneously. Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers' fees, will be allocated by the arbitrator.

         8.9 GOVERNING LAW; VENUE. This Agreement shall be made and entered into in Boca Raton, Palm Beach County, Florida, and shall be governed by and construed and enforced in accordance with the Laws of the State of Florida without giving effect to any conflict of law, rule or principle of that state. Venue for any actions in construction or enforcement of this Agreement shall be in the State of Florida.

         8.10 COUNTERPART EXECUTION. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and each of which alone, and all of which together, shall constitute one and the same instrument. When each party has executed and delivered a counterpart of this Agreement, the Agreement shall be fully binding on and enforceable by the parties. In making proof of the Agreement it shall not be necessary to produce or account for any counterpart other than the counterpart signed by a party against whom this Agreement is to be enforced.

         8.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         8.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    8.13 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The covenants, agreements, representations and warranties made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith shall survive the Closing.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]































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


IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first written above.

PARENT                                            DTC
------                                            ---

China Voice Holding Corp.                         Dial Tone Communication
A New York corporation



By: /s/ Bill Burbank                              By: /s/ Abdul Kalejaiye
    ----------------                                  -------------------
    Bill Burbank, President and CEO                   Abdul Kalejaiye, President


MERGER SUB                                                   SHAREHOLDER
----------                                                   -----------

Dial-Tone Acquisition Corp.,
A Florida corporation



By: /s/ Bill Burbank                              By: /s/ Abdul Kalejaiye
    ----------------                                  -------------------
    Bill Burbank, President                           Abdul Kalejaiye











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